UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2018

PennyMac Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35916	80-0882793
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3043 Townsgate Road, Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 224‑7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Loan and Security Agreement

On February 1, 2018, PennyMac Financial Services, Inc. (the “Company”), through two of its controlled subsidiaries, PennyMac Loan Services, LLC (“PLS”) and Private National Mortgage Acceptance Company, LLC (“PNMAC”), entered into a Loan and Security Agreement with Credit Suisse AG, Cayman Islands Branch (“CSCIB”), as lender (the “CS Loan Agreement”). Pursuant to the CS Loan Agreement, PLS may finance certain of its mortgage servicing rights relating to mortgage loans pooled into Fannie Mae and Freddie Mac securities (the “Conventional MSRs”). The obligations of PLS are fully guaranteed by PNMAC, and the mortgage loans relating to the Conventional MSRs are serviced by PLS pursuant to the terms of the CS Loan Agreement and the Fannie Mae and Freddie Mac guidelines, as applicable. The CS Loan Agreement is committed to February 1, 2020.

Pursuant to the terms of the CS Loan Agreement, the Company may borrow up to a committed amount of $407 million, which amount is reduced by the aggregate outstanding purchase price under a Master Repurchase Agreement dated as of December 19, 2016, among Credit Suisse First Boston Mortgage Capital LLC (“CSFB”), CSCIB, and PLS (the “VFN Repurchase Agreement”). The VFN Repurchase Agreement is part of a structured finance transaction that PLS uses to finance Ginnie Mae mortgage servicing rights (“Ginnie MSRs”) and related excess servicing spread. The available facility amount is also reduced to the extent that the combined borrowed and/or purchased amounts outstanding under all of the credit agreements provided to the Company by CSFB, CSCIB and their affiliates (collectively, the “CS Buyers”) exceed (i) a maximum combined purchase price of $1.5 billion, or (ii) a maximum combined committed purchase price of $700 million. The CS Loan Agreement further provides that PLS may only borrow amounts thereunder to the extent the VFN Repurchase Agreement is fully drawn based on the terms of the structured finance transaction.

The principal amount of the borrowings under the CS Loan Agreement is based upon a percentage of the market value of the Conventional MSRs pledged by PLS (the “collateral value”), subject to the maximum loan amount described above. Under the CS Loan Agreement, PLS granted to CSCIB a security interest in all of its right, title and interest in, to and under the Conventional MSRs. The pledge of the Conventional MSRs and the related security interest are subject to separate acknowledgement agreements by and among CSCIB, PLS and Fannie Mae or Freddie Mac, respectively, pursuant to which CSCIB and PLS acknowledge and reaffirm that such security interest is subordinated to all rights, powers and prerogatives of Fannie Mae or Freddie Mac, respectively, under its various agreements with PLS.

On a monthly basis, or upon the loan repayment date, PLS will be required to pay CSCIB accrued interest (at a rate reflective of the current market and based on LIBOR plus a margin) to the monthly settlement date or the date of such repayment, as applicable. PLS is also required to pay CSCIB a fee for the structuring of the CS Loan Agreement, as well as certain other administrative fees, costs and expenses in connection with CSCIB’s management and ongoing administration of the CS Loan Agreement.

The CS Loan Agreement contains margin call provisions that provide CSCIB with certain rights where there has been a decline in the market value of the Conventional MSRs. Under these circumstances, CSCIB may require PLS to transfer cash in an amount sufficient to eliminate any margin deficit resulting from such a decline.

The CS Loan Agreement requires PLS to maintain various financial and other covenants, which include maintaining (i) a minimum adjusted tangible net worth at all times greater than or equal to $500 million; (ii) a minimum in unrestricted cash and cash equivalents at all times greater than or equal to $40 million; (iii) a ratio of total indebtedness to adjusted tangible net worth not to exceed 10:1; and (iv) profitability for at least one (1) of the prior two (2) fiscal quarters, as of the end of each fiscal quarter.

In addition, the CS Loan Agreement contains events of default (subject to certain materiality thresholds and grace periods), including payment defaults, breaches of covenants and/or certain representations and warranties, cross-defaults, guarantor defaults, subservicer termination events, bankruptcy or insolvency proceedings and other events of default customary for this type of transaction. The remedies for such events of default include the acceleration of the principal amount outstanding under the CS Loan Agreement and the liquidation by CSCIB of the pledged Conventional MSRs then securing the borrowings.

The foregoing descriptions of the CS Loan Agreement and the related guaranty do not purport to be complete and are qualified in their entirety by reference to the full text of the Loan and Security Agreement, which has been filed with this

Current Report on Form 8-K as Exhibit 10.1. Material terms of the VFN Repurchase Agreement and the structured finance transaction documentation can be found in the Company’s Current Reports on Form 8-K filed on December 21, 2016, February 23, 2017, and August 16, 2017.

Repurchase Agreement with Credit Suisse First Boston Mortgage Capital LLC

On February 1, 2018, the Company, through PLS and PNMAC, also entered into an amendment (the “February Amendment”) to the terms of its Third Amended and Restated Master Repurchase Agreement, dated as of April 28, 2017, by and among CSFB, acting as administrative agent for the CS Buyers, PLS and PNMAC (the “CS Repurchase Agreement”). The CS Repurchase Agreement is committed to April 27, 2018.

The Company, through PLS, uses the CS Repurchase Agreement to sell, and later repurchase (a) certain newly originated residential and small balance multifamily mortgage loans and recently acquired Ginnie Mae early buyout mortgage loans, and (b) mortgage servicing advances made by PLS in connection with certain Ginnie Mae early buyout mortgage loans. The obligations of PLS under the CS Repurchase Agreement are fully guaranteed by PNMAC.

The sole purpose of the February Amendment is to reflect the Company’s entry into the CS Loan Agreement and count any outstanding borrowings thereunder toward the maximum combined purchase price of $1.5 billion and the maximum combined committed purchase price of $700 million available to PLS under the CS Repurchase Agreement, the VFN Repurchase Agreement and the CS Loan Agreement.  All other terms and conditions of the CS Repurchase Agreement remain the same in all material respects.

The foregoing descriptions of the CS Repurchase Agreement and the related guaranty do not purport to be complete and are qualified in their entirety by reference to the description of such agreements in the Company’s Current Report on Form 8-K as filed with the SEC on April 6, 2016, the full text of such agreements attached thereto as Exhibit 10.1 and Exhibit 10.2, respectively, and any amendments filed thereafter, including Exhibit 10.2 to this Current Report on Form 8-K.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Loan and Security Agreement, dated as of February 1, 2018, by and among Credit Suisse AG, Cayman Islands Branch, PennyMac Loan Services, LLC, and Private National Mortgage Acceptance Company, LLC
10.2

Amendment No. 3 to Third Amended and Restated Master Repurchase Agreement, dated as of February 1, 2018, by and among Credit Suisse First Boston Mortgage Capital LLC, Credit Suisse AG, Alpine Securitization LTD, PennyMac Loan Services, LLC, and Private National Mortgage Acceptance Company, LLC

EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan and Security Agreement, dated as of February 1, 2018, by and among Credit Suisse AG, Cayman Islands Branch, PennyMac Loan Services, LLC, and Private National Mortgage Acceptance Company, LLC
10.2

Amendment No. 3 to Third Amended and Restated Master Repurchase Agreement, dated as of February 1, 2018, by and among Credit Suisse First Boston Mortgage Capital LLC, Credit Suisse AG, Alpine Securitization LTD, PennyMac Loan Services, LLC, and Private National Mortgage Acceptance Company, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC FINANCIAL SERVICES, INC.

Dated: February 7, 2018	/s/ Andrew S. Chang
Andrew S. Chang
Senior Managing Director and Chief Financial Officer